QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-101232 of EPIQ Systems, Inc. on Form S-3 of our report dated November 30, 2001, on the financial statements of ROC Technologies, Inc. as of and for the year ended September 30, 2001 included in the Current Report of EPIQ Systems, Inc. on Form 8-K/A dated December 17, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 29, 2003

QuickLinks

  Exhibit 23.3